Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the registration statement on Form S-8 of Remote Knowledge, Inc. of our report dated May 13, 2004, which report appears in the December 31, 2003 annual report on Form 10-KSB of Remote Knowledge, Inc.

/s/    Hein & Associates LLP

Houston, Texas

November 23, 2004